Exhibit 99.1

News Release

Sunoco LP Expands Revolving Credit Facility to $1.5 Billion

Receives an additional $250 million of bank credit commitments

HOUSTON, April 10, 2015 - Sunoco LP (NYSE: SUN) announced today that it has amended its existing revolving credit facility and expanded aggregate credit commitments from $1.25 billion to $1.5 billion. The facility with a syndicate of banks matures in September 2019.

The expansion will provide the Partnership with additional financing flexibility and liquidity to fund future growth capital expenditures.

New Investor Presentation

The Partnership has also posted to its website a new investor presentation that will be used during upcoming investor meetings. The presentation is available in the Investor Relations section of Sunoco LP’s website at www.SunocoLP.com under Events & Presentations.

Sunoco LP (NYSE: SUN) is a master limited partnership (MLP) that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. SUN also operates more than 150 convenience stores and retail fuel sites. SUN conducts its business through wholly owned subsidiaries, as well as through its 31.58 percent interest in Sunoco, LLC, in partnership with an affiliate of its parent company, Energy Transfer Partners. While primarily engaged in natural gas, natural gas liquids, crude oil and refined products transportation, ETP also operates a retail and fuel distribution business through its interest in Sunoco, LLC, as well as wholly owned subsidiaries, Sunoco, Inc. and Stripes LLC, that operate approximately 1,100 convenience stores and retail fuel sites. For more information, visit the Sunoco LP website at www.SunocoLP.com.

Forward-Looking Statements

This news release contains “forward-looking statements” which may describe Sunoco LP’s (“SUN”) objectives, expected results of operations, targets, plans, strategies, costs, anticipated capital expenditures, potential acquisitions, new store openings and/or new dealer locations, management’s expectations, beliefs or goals regarding proposed transactions between ETP and SUN, the expected timing of those transactions and the future financial and/or operating impact of those transactions, including the anticipated integration process and any related benefits, opportunities or synergies. These statements are based on current plans, expectations and projections and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: execution, integration, environmental and other risks related to acquisitions (including the Sunoco, LLC drop-down, and future drop-downs) and our overall acquisition strategy; competitive pressures from convenience stores, gasoline stations, other non-traditional retailers and other wholesale fuel distributors located in SUN’s and Sunoco, LLC’s markets; dangers inherent in storing and transporting motor fuel; SUN’s or Sunoco, LLC’s ability to renew or renegotiate long-term distribution contracts with customers; changes in the price of and demand for motor fuel; changing consumer preferences for alternative fuel sources or improvement in fuel efficiency; competition in the wholesale motor fuel distribution industry; seasonal trends; severe or unfavorable weather conditions; increased costs; environmental laws and regulations; dangers inherent in the storage of motor fuel; reliance on suppliers to provide trade credit terms to adequately fund ongoing operations; acts of war and terrorism; dependence on information technology systems; SUN’s and ETP’s ability to consummate any proposed transactions, or to satisfy the conditions precedent to the consummation of such transactions; successful development and execution of integration plans; ability to realize anticipated synergies or cost-savings and the potential impact of the transactions on employee, supplier, customer and competitor relationships; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of SUN’s and ETP’s most recently filed annual reports on Form 10-K. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

Contacts

Scott Grischow

Director – Investor Relations and Treasury

(361) 884-2463, scott.grischow@susser.com

Dennard-Lascar Associates

Anne Pearson

(210) 408-6321, apearson@dennardlascar.com

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